UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2017

Xenith Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, the Governance and Compensation Committee (the “G&C Committee”) of the Board of Directors (the “Board”) of Xenith Bankshares, Inc. (the “Company”) approved an annual incentive plan applicable to the Company’s named executive officers and certain other key employees (the “2017 Incentive Plan”). On March 30, 2017, the Board approved the “Opportunity as a Percent of 2017 Base Salary” for T. Gaylon Layfield, III, the Company’s Chief Executive Officer.

The 2017 Incentive Plan is intended to reward each participant based on the attainment of a financial performance goal tied to 2017 pre-tax net income, which is weighted at 75% of any potential incentive award. In addition, individual performance ratings, which are based on annual management objectives set forth by the Chief Executive Officer in the case of all participants other than the Chief Executive Officer and by the G&C Committee in the case of the Chief Executive Officer, are weighted at 25% of any potential incentive award.

Before any incentive awards can be earned, however, the pre-tax net income goal must be achieved at the threshold level and the Company’s subsidiary, Xenith Bank, must have an acceptable rating, as determined by the G&C Committee, from the Federal Reserve Bank of Richmond. The G&C Committee will make the final determination of and approve any incentive awards made under the 2017 Incentive Plan based on the recommendation of the Chief Executive Officer in the case of all participants other than the Chief Executive Officer.

The annual incentive opportunities set forth below are available under the 2017 Incentive Plan for the following executive officers:

Name	Opportunity as % of 2017 Base Salary
	Threshold	Target	Superior
T. Gaylon Layfield, III	25.0%	49.0%	70.0%
Donna W. Richards	18.75%	36.75%	52.5%
Thomas B. Dix III	18.75%	36.75%	52.5%

Incentive awards earned at the threshold or target levels will be paid in cash; however, to promote greater long-term alignment with shareholder interests and to meet stock ownership guidelines, any incentive awards earned above the target level will be paid in the form of shares of Company common stock or restricted stock units. Restricted stock units will be deferred for two years and will be non-forfeitable from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President and Chief Financial
Officer